Exhibit 8.1

List of Subsidiaries

#	Company Name	Country
Wholly owned subsidiaries
1	141 Union Company	United States of America
2	Agnew Pastoral Company Pty Ltd	Australia
3	Albion Downs Pty Limited	Australia
4	Araguaia Participaçóes Ltda	Brazil
5	BHP (AUS) DDS Pty Ltd	Australia
6	BHP (Towage Services) Pty Ltd (a)(b)	Australia
7	BHP (Trinidad) Holdings Ltd	Saint Lucia
8	BHP (Trinidad-3A) Ltd	Trinidad and Tobago
9	BHP Aluminium Australia Pty Ltd	Australia
10	BHP Billiton (Trinidad-2C) Ltd	Canada
11	BHP Billiton (UK) DDS Limited	United Kingdom
12	BHP Billiton (UK) Limited	United Kingdom
13	BHP Billiton Boliviana de Petróleo Inc.	United States of America
14	BHP Billiton Brasil Exploração e Produção de Petróleo Limitada	Brazil
15	BHP Billiton Brasil Investimentos de Petróleo Ltda	Brazil
16	BHP Billiton Brasil Ltda	Brazil
17	BHP Billiton Chile Inversiones Limitada	Chile
18	BHP Billiton Company B.V.	Netherlands
19	BHP Billiton Finance (USA) Limited	Australia
20	BHP Billiton Finance B.V.	Netherlands
21	BHP Billiton Finance Limited	Australia
22	BHP Billiton Finance Plc	United Kingdom
23	BHP Billiton Freight Singapore Pte Limited	Singapore
24	BHP Billiton Group Limited	United Kingdom
25	BHP Billiton Holdings Limited	United Kingdom
26	BHP Billiton International Metals B.V.	Netherlands
27	BHP Billiton International Services Limited	United Kingdom
28	BHP Billiton International Trading (Shanghai) Co. Ltd	China
29	BHP Billiton Marketing AG	Switzerland
30	BHP Billiton Marketing Asia Pte Ltd	Singapore
31	BHP Billiton Marketing Inc.	United States of America
32	BHP Billiton Marketing UK Limited	United Kingdom
33	BHP Billiton Petróleo Holdings de México S. de R.L. de C.V.	Mexico
34	BHP Billiton Petróleo Operaciones de México S. de R.L. de C.V.	Mexico
35	BHP Billiton Petróleo Servicios Administrativos S. de R.L. de C.V.	Mexico
36	BHP Billiton Petróleo Servicios de México S. de R.L. de C.V.	Mexico
37	BHP Billiton Petroleum (Americas) Inc.	United States of America
38	BHP Billiton Petroleum (Deepwater) Inc.	United States of America
39	BHP Billiton Petroleum (GOM) Inc.	United States of America
40	BHP Billiton Petroleum (South Africa 3B/4B) Limited	United Kingdom
41	BHP Billiton Petroleum (Trinidad Block 23B) Limited	United Kingdom
42	BHP Billiton Petroleum (Trinidad Block 7) Limited	United Kingdom
43	BHP Billiton Petroleum Great Britain Limited	United Kingdom
44	BHP Billiton Petroleum Holdings (USA) Inc.	United States of America
45	BHP Billiton Petroleum Holdings LLC	United States of America
46	BHP Billiton Petroleum Limited	United Kingdom

47	BHP Billiton Services Jersey Limited	Jersey
48	BHP Billiton SSM Development Pty Ltd	Australia
49	BHP Billiton SSM Indonesia Pte Ltd	Singapore
50	BHP Billiton Sustainable Communities	United Kingdom
51	BHP Billiton Technology (Shanghai) Co Ltd	China
52	BHP Billiton UK Holdings Limited	British Virgin Islands
53	BHP Billiton UK Investments Limited	British Virgin Islands
54	BHP BK Limited	United Kingdom
55	BHP Canada Inc.	Canada
56	BHP Capital Inc.	United States of America
57	BHP Capital No. 20 Pty Limited	Australia
58	BHP Chile Inc.	United States of America
59	BHP Coal Pty Ltd (a)(b)	Australia
60	BHP Copper Inc.	United States of America
61	BHP Direct Reduced Iron Pty Limited (a)	Australia
62	BHP Energy Coal Australia Pty Ltd	Australia
63	BHP Escondida Inc.	United States of America
64	BHP Explorations Chile SpA	Chile
65	BHP Finance (International) Inc.	United States of America
66	BHP Finance Limited	United Kingdom
67	BHP Foreign Holdings Inc.	United States of America
68	BHP Foundation	United States of America
69	BHP Freight Pty Ltd (a)	Australia
70	BHP Group Holdings Limited	United Kingdom
71	BHP Group Operations Pty Ltd (a)(b)	Australia
72	BHP Hawaii Inc.	United States of America
73	BHP Holdings (International) Inc.	United States of America
74	BHP Holdings (Resources) Inc.	United States of America
75	BHP Holdings (USA) Inc.	United States of America
76	BHP Holdings International (Investments) Inc.	United States of America
77	BHP Holdings Limited	United Kingdom
78	BHP Innovation Pty Ltd (a)	Australia
79	BHP Internacional Participaçóes Ltda	Brazil
80	BHP International Finance Corp	United States of America
81	BHP International Services Limited	United Kingdom
82	BHP IO Mining Pty Ltd	Australia
83	BHP IO Workshop Pty Ltd	Australia
84	BHP Iron Ore Holdings Pty Ltd	Australia
85	BHP Iron Ore Pty Ltd (a)(b)	Australia
86	BHP Japan Limited	Japan
87	BHP Lonsdale Investments Pty Ltd (a)	Australia
88	BHP Manganese Australia Pty Ltd	Australia
89	BHP Marine & General Insurances Pty Ltd	Australia
90	BHP Marketing Services India Pvt Ltd	India
91	BHP Marketing UK Limited	United Kingdom
92	BHP MetCoal Holdings Pty Ltd (a)(b)	Australia
93	BHP Mineral Resources Inc	United States of America
94	BHP Minerals Asia Pacific Pty Ltd	Australia

95	BHP Minerals Europe Limited	United Kingdom
96	BHP Minerals Exploration Inc.	United States of America
97	BHP Minerals Holdings Proprietary Limited (a)(b)	Australia
98	BHP Minerals India Private Limited	India
99	BHP Minerals International Exploration Inc.	United States of America
100	BHP Minerals International LLC	United States of America
101	BHP Minerals Pty Ltd (a)(b)	Australia
102	BHP Minerals Service Company	United States of America
103	BHP New Mexico Coal Inc.	United States of America
104	BHP Nickel Operations Pty Ltd	Australia
105	BHP Nickel West Pty Ltd (a)(b)	Australia
106	BHP Olympic Dam Corporation Pty Ltd (a)(b)	Australia
107	BHP Peru Holdings Inc.	United States of America
108	BHP Petroleum (Argentina) S.A.	Argentina
109	BHP Petroleum (Arkansas Holdings) LLC	United States of America
110	BHP Petroleum (Australia) Pty Ltd	Australia
111	BHP Petroleum (Bass Strait) Pty Ltd	Australia
112	BHP Petroleum (Bimshire) Limited	United Kingdom
113	BHP Petroleum (Carlisle Bay) Limited	United Kingdom
114	BHP Petroleum (Egypt) Limited	United Kingdom
115	BHP Petroleum (Foreign Exploration Holdings) LLC	United States of America
116	BHP Petroleum (International Exploration) Pty Ltd	Australia
117	BHP Petroleum (Mexico Holdings) LLC	United States of America
118	BHP Petroleum (Mexico) Limited	United Kingdom
119	BHP Petroleum (New Ventures) Corporation	Canada
120	BHP Petroleum (North America) LLC	United States of America
121	BHP Petroleum (North West Shelf) Pty Ltd	Australia
122	BHP Petroleum (Tankers) Limited	Bermuda
123	BHP Petroleum (Trinidad Block 14) Limited	United Kingdom
124	BHP Petroleum (Trinidad Block 23A) Limited	United Kingdom
125	BHP Petroleum (Trinidad Block 28) Limited	United Kingdom
126	BHP Petroleum (Trinidad Block 29) Limited	United Kingdom
127	BHP Petroleum (Trinidad Block 3) Limited	United Kingdom
128	BHP Petroleum (Trinidad Block 5) Limited	United Kingdom
129	BHP Petroleum (Trinidad Block 6) Limited	United Kingdom
130	BHP Petroleum (Victoria) Pty Ltd	Australia
131	BHP Petroleum International Pty Ltd	Australia
132	BHP Petroleum Investments (Great Britain) Pty Ltd	Australia
133	BHP Petroleum Pty Ltd	Australia
134	BHP Pty Ltd	Australia
135	BHP Queensland Coal Investments Pty Ltd	Australia
136	BHP Queensland Coal Limited	United States of America
137	BHP Resolution Holdings LLC	United States of America
138	BHP Resources Inc.	United States of America
139	BHP Shared Business Services Pty Ltd	Australia
140	BHP Shared Services Malaysia Sdn. Bhd.	Malaysia
141	BHP SSM Indonesia Holdings Pty Ltd	Australia
142	BHP SSM International Pty Ltd	Australia

143	BHP Titanium Minerals Pty Ltd	Australia
144	BHP Towage Services (Boodarie) Pty Ltd	Australia
145	BHP Towage Services (Iron Brolga) Pty Ltd	Australia
146	BHP Towage Services (Iron Corella) Pty Ltd	Australia
147	BHP Towage Services (Iron Ibis) Pty Ltd	Australia
148	BHP Towage Services (Iron Kestrel) Pty Ltd	Australia
149	BHP Towage Services (Iron Osprey) Pty Ltd	Australia
150	BHP Towage Services (Iron Whistler) Pty Ltd	Australia
151	BHP Towage Services (Mallina) Pty Ltd	Australia
152	BHP Towage Services (Mount Florance) Pty Ltd	Australia
153	BHP Towage Services (RT Atlantis) Pty Ltd	Australia
154	BHP Towage Services (RT Clerke) Pty Ltd	Australia
155	BHP Towage Services (RT Darwin) Pty Ltd	Australia
156	BHP Towage Services (RT Discovery) Pty Ltd	Australia
157	BHP Towage Services (RT Endeavour) Pty Ltd	Australia
158	BHP Towage Services (RT Enterprise) Pty Ltd	Australia
159	BHP Towage Services (RT Imperieuse) Pty Ltd	Australia
160	BHP Towage Services (RT Inspiration) Pty Ltd	Australia
161	BHP Towage Services (RT Rotation) Pty Ltd	Australia
162	BHP Towage Services (RT Sensation) Pty Ltd	Australia
163	BHP Towage Services (RT Tough) Pty Ltd	Australia
164	BHP WAIO Pty Ltd (a)(b)	Australia
165	BHP Western Mining Resources International Pty Ltd	Australia
166	BHP World Exploration Inc.	Canada
167	BHP Yakabindie Nickel Pty Ltd	Australia
168	Billiton Australia Finance Pty Ltd	Australia
169	Billiton Development B.V.	Netherlands
170	Billiton Executive Pension Scheme Trustee Limited	United Kingdom
171	Billiton Guinea B.V.	Netherlands
172	Billiton Investment 3 B.V.	Netherlands
173	Billiton Investment 8 B.V.	Netherlands
174	Billiton Investments Ireland Limited	Ireland
175	Billiton Marketing Holding B.V.	Netherlands
176	Billiton Suriname Holdings B.V.	Netherlands
177	Broadmeadow Mine Services Pty Ltd (a)	Australia
178	Broken Hill Proprietary (USA) Inc.	United States of America
179	Carson Hill Gold Mining Corporation	United States of America
180	Central Queensland Services Pty Ltd (a)	Australia
181	Cerro-Quebrado S.A.	Ecuador
182	Coal Mines Australia Pty Ltd	Australia
183	Compañía Minera Cerro Colorado Limitada	Chile
184	Consolidated Nominees Proprietary Limited	South Africa
185	Dampier Coal (Queensland) Proprietary Limited (a)(b)	Australia
186	Global BHP Copper Ltd	Cayman Islands
187	Hamilton Brothers Petroleum Corporation	United States of America
188	Hamilton Oil Company Inc.	United States of America
189	Hay Point Services Pty Limited (a)	Australia
190	Hunter Valley Energy Coal Pty Ltd	Australia
191	Jenipapo Recursos Naturais Ltda	Brazil
192	Marcona International S.A.	Panama
193	Minera Spence SA	Chile

194	Mt Arthur Coal Pty Limited	Australia
195	Mt Arthur Underground Pty Ltd	Australia
196	Operaciones Conjuntas S. de R.L. de C.V.	Mexico
197	OS ACPM Pty Ltd (a)(b)	Australia
198	OS MCAP Pty Ltd (a)(b)	Australia
199	Perdido Mexico Pipeline Holdings, S.A. de C.V.	Mexico
200	Perdido Mexico Pipeline, S. de R.L. de C.V.	Mexico
201	Phoenix Mining Finance Company Proprietary Limited	South Africa
202	Pilbara Gas Pty Limited (a)	Australia
203	PT BHP Billiton Indonesia	Indonesia
204	PT Billiton Indonesia	Indonesia
205	RAL Cayman Inc.	Cayman Islands
206	Rio Algom Exploration Inc.	Canada
207	Rio Algom Investments (Chile) Inc.	Canada
208	Rio Algom Limited	Canada
209	Rio Algom Mining LLC	United States of America
210	Riocerro Inc.	Cayman Islands
211	Riochile Inc.	Cayman Islands
212	Stein Insurance Company Limited	Guernsey
213	Tamakaya Energía SpA	Chile
214	The Broken Hill Proprietary Company Pty Ltd (a)(b)	Australia
215	UMAL Consolidated Pty Ltd (a)(b)	Australia
216	United Iron Pty Ltd	Australia
217	Westminer Insurance Pte Ltd	Singapore
218	WMC (Argentina) Inc.	United States of America
219	WMC Corporate Services Inc.	United States of America
220	WMC Finance (USA) Limited	Australia
221	WMC Mineraçóo Ltda	Brazil
222	WMC Resources Marketing Limited	Canada
Subsidiaries where effective interest is less than 100 per cent
223	BHP Billiton (Philippines) Inc. (99.99%)	Philippines
224	BHP Iron Ore (Jimblebar) Pty Ltd (85%)	Australia
225	BHP Mitsui Coal Pty Ltd (80%)	Australia
226	BHP Shared Services Philippines Inc. (99.99%)	Philippines
227	Cerro-Yatsur S.A. (51%)	Ecuador
228	Consórcio Santos Luz de Imóveis Ltda (90%)	Brazil
229	Kelti S.A. (57.5%)	Chile
230	Minera Escondida Ltda (57.5%)	Chile
231	QNI Philippines Inc. (99.99%)	Philippines
232	Red Mountain Infrastructure Pty Ltd (80%)	Australia
Joint operations
233	Bass Strait (50%)	Australia
234	BHP SaskPower Carbon Capture and Storage (CCS) Knowledge Centre Inc. (50%)	Canada
235	Blue Ocean Bulk Shipping Limited (50%)	Liberia
236	BM Alliance Coal Marketing Pty Limited (50%)	Australia
237	BM Alliance Coal Operations Pty Limited (50%)	Australia
238	BM Alliance Marketing Pte Ltd (50%)	Singapore
239	BMA Japan KK (50%)	Japan
240	Central Queensland Coal Associates (50%)	Australia

241	Greater Angostura (45%)	Trinidad and Tobago
242	Gregory (50%)	Australia
243	Gulf of Mexico (23.9–44%)	United States of America
244	Macedon (71.43%)	Australia
245	Minerva (90%)	Australia
246	Mt Goldsworthy (85%)	Australia
247	Mt Newman (85%)	Australia
248	North West Shelf (12.5–16.67%)	Australia
249	North West Shelf Gas Pty Limited (16.67%)	Australia
250	North West Shelf Liaison Company Pty Ltd (16.67%)	Australia
251	North West Shelf Lifting Coordinator Pty Ltd (16.67%)	Australia
252	North West Shelf Shipping Service Company Pty Ltd (16.67%)	Australia
253	Posmac (65%)	Australia
254	Pyrenees (40–71.43%)	Australia
255	ROD Integrated Development (29.50%)	Algeria
256	South Blackwater Coal Pty Limited (50%)	Australia
257	Trion (60%)	Mexico
258	Yandi (85%)	Australia
Joint ventures and associates
259	Caesar Oil Pipeline Company LLC (25%)	United States of America
260	Carbones del Cerrejón Limited (33.33%)	Anguilla
261	Cerrejón Zona Norte S.A. (33.33%)	Colombia
262	Cleopatra Gas Gathering Company LLC (22%)	United States of America
263	CMC-Coal Marketing DAC (33.33%)	Ireland
264	Compañía Minera Antamina S.A. (33.75%)	Peru
265	Global HubCo B.V. (33.33%)	Netherlands
266	Marine Well Containment Company LLC (10%)	United States of America
267	NCIG Holdings Pty Ltd (27.98%)	Australia
268	Resolution Copper Mining LLC (45%)	United States of America
269	Rightship Pty Limited (33.33%)	Australia
270	Samarco Mineração S.A. (50%)	Brazil
271	SolGold Plc (13.56%)	United Kingdom
Minority Investments
272	Commonwealth Steamship Insurance Company Pty Limited (29.72%)	Australia
273	Interstate Steamship Insurance Company Pty Ltd (24.91%)	Australia
274	Pilbara Pastoral Company Pty Limited (25%)	Australia
275	Ponta Ubu Agropecuária Ltda. (49%)	Brazil

(a)

These companies are parties to the Limited Deed of Cross Guarantee (Deed) and members of the Closed Group as at 30 June 2021. These companies originally entered into the Deed on 6 June 2016 or have subsequently joined the deed by way of an Assumption Deed.

(b)	These companies are parties to the Deed and are relieved from the Corporations Act 2001 requirements for preparation, audit and lodgement of financial reports and Directors’ reports.